Exhibit 99.1

Virtusa Announces Second Quarter Fiscal 2012 Consolidated Financial Results

•                  Second quarter fiscal 2012 revenue of $70.3 million increased 15% sequentially and 33% year-over-year

•                  Second quarter fiscal 2012 organic revenue (1) increased 5% sequentially and 22% year-over-year

•                  Second quarter fiscal 2012 diluted EPS was $0.18, an increase compared to $0.15 in the second quarter of fiscal 2011

•                  Commenced work with 8 new clients in the second quarter of fiscal 2012

Westborough, MA — (November 2, 2011) Virtusa Corporation (NASDAQ: VRTU a global IT services company that offers a broad range of information technology services, including IT consulting, technology implementation and application outsourcing, today reported consolidated financial results for the second quarter fiscal year 2012, ended September 30, 2011.

Second Quarter Fiscal 2012 Consolidated Financial Results

Revenue for the second quarter of fiscal 2012 was $70.3 million, an increase of 15% sequentially and 33% year-over-year. On a constant currency basis (2), second quarter revenue increased 16% sequentially and 33% year-over-year.

Virtusa reported income from operations of $5.5 million for the second quarter of fiscal 2012, compared to $4.8 million for the first quarter of fiscal 2012, and compared to $4.0 million for the second quarter of fiscal 2011.

Net income for the second quarter of fiscal 2012 was $4.7 million, or $0.18 per diluted share, compared to $4.0 million, or $0.16 per diluted share, for the first quarter of fiscal 2012, and compared to $3.7 million, or $0.15 per diluted share, for the second quarter of fiscal 2011.  Net income for the second quarter of fiscal 2012 included $0.1 million of foreign currency transaction losses.

The Company ended the second quarter of fiscal 2012 with $74.8 million of cash, cash equivalents, and short-term and long-term investments (3), net of $27.8 million for the acquisition of substantially all of the assets of ALaS Consulting LLC (“ALaS”) which closed on July 1, 2011.  Cash from operations was $3.7 million during the second quarter of fiscal 2012.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “Our second quarter performance demonstrated that the investments we have made to expand our presence in newer verticals such as health care and across our existing client base are showing results.  In addition, our core BFSI business continues to drive growth for Virtusa, while revenue in our capital markets business was below expectations.  We continue to believe that our expanded banking, financial services and capital markets offerings increase our strategic value and remain central to our long-term growth.”

Ranjan Kalia, Chief Financial Officer, said, “This quarter demonstrated our ability to realize ongoing SG&A efficiencies as we scale the business.”  Mr. Kalia added, “Our updated guidance reflects ongoing above market growth rates across our organic business.  However, our revenue assumptions for our recent capital markets acquisition have moderated and are now expected to have a dilutive impact to our full year earnings per share.  We still expect Virtusa to achieve double digit earnings per share growth for the full fiscal year.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•                  Third quarter fiscal 2012 revenue is expected to be in the range of $70.9 to $73.9 million, with diluted EPS of $0.19 to $0.23.

•                  Fiscal year 2012 revenue is expected to be in the range of $276.0 to $284.0 million, with diluted EPS of $0.74 to $0.86.

The Company’s third quarter and fiscal year 2012 diluted EPS estimates assume an average share count of approximately 25.5 million and 25.4 million respectively,  (assuming no further exercises of stock-based awards) and assume a stock price of $15.89, which was derived from the average closing price of the Company’s stock over the five trading days ended on November 1, 2011.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, November 2, 2011 at 5:00 pm Eastern time to discuss the Company’s second quarter fiscal year 2012 financial results, current financial guidance, and other corporate developments.   To access this call, dial 877-591-4951 (domestic) or 719-325-4824 (international).  A replay of this conference call will be available through November 9, 2011 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 4155092.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa Corporation

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing and modernizing their core customer facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements.  As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe and Asia.

© 2011 All rights reserved. Virtusa, Accelerating Business OutcomesSM and all other related logos/service names are either registered trademarks or trademarks of Virtusa Corporation in the US, UK, EU, India and/or Sri Lanka. All other company and service names are the property of their respective holders.

Footnotes and Non-GAAP Financial Information

(1)  “Organic” revenue or business refers to all revenue of the Company, excluding revenue from the ALaS business.

(2) To determine year-over-year constant currency revenue for the Company’s second quarter of fiscal 2012, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended September 30, 2010 of 1.55 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended September 30, 2011 of 1.60 U.S. dollars to U.K. pounds sterling. To determine sequential revenue change in constant currency for the Company’s second quarter of fiscal 2012, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended June 30, 2011 of 1.63 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended September 30, 2011 of 1.60 U.S. dollars to U.K. pounds sterling.

(3) The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be a more meaningful indicator of the Company’s overall liquidity. All of the Company’s investments are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (2) above for further detail). Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (3) above for further detail). While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, which includes the financial performance of ALaS Consulting LLC (“ALaS”), the expected benefits of the ALaS acquisition, the growth of our business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; Virtusa’s ability to assimilate and integrate the operations of acquired businesses, including ALaS; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisitions within expected time-frames or at all; restrictions on immigration or changes in immigration laws; the loss of any key member of Virtusa’s senior management team; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	September 30, 2011	March 31, 2011
Assets:
Cash and cash equivalents	$48,701	$50,218
Short-term investments	22,858	45,713
Accounts receivable, net	51,227	41,823
Unbilled accounts receivable	7,868	7,512
Prepaid expenses	6,192	6,074
Deferred income taxes	2,512	1,244
Restricted cash	2,931	163
Other current assets	4,577	6,284
Total current assets	146,866	159,031

Property and equipment, net	31,557	29,183
Long-term investments	3,210	15,819
Deferred income taxes	8,275	7,591
Goodwill	35,472	19,046
Intangible assets, net	19,801	9,666
Other long-term assets	6,922	5,841
Total assets	$252,103	$246,177

Liabilities:
Accounts payable	$5,370	$7,692
Accrued employee compensation and benefits	12,914	13,447
Accrued expenses and other current liabilities	17,616	12,976
Income taxes payable	3,001	1,652
Total current liabilities	38,901	35,767
Long-term liabilities	3,865	3,074
Total liabilities	42,766	38,841

Stockholders’ equity	209,337	207,336
Total liabilities and stockholders’ equity	$252,103	$246,177

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenue	$70,311	$52,676	$131,356	$104,079
Costs of revenue	45,395	32,335	83,377	64,222
Gross profit	24,916	20,341	47,979	39,857
Total operating expenses	19,449	16,292	37,725	32,712

Income from operations	5,467	4,049	10,254	7,145

Other income (expense):
Interest income, net	554	435	1,159	802
Foreign currency transaction losses	(81)	(470)	(263)	(633)
Other, net	(28)	12	(51)	(29)
Total other income (expense)	445	(23)	845	140

Income before income tax expense	5,912	4,026	11,099	7,285
Income tax expense	1,224	310	2,456	516

Net income	$4,688	$3,716	$8,643	$6,769

Net income per share of common stock:
Basic	$0.19	$0.16	$0.35	$0.29
Diluted	$0.18	$0.15	$0.34	$0.28
Weighted average number of common shares outstanding
Basic	24,652,654	23,653,770	24,555,064	23,579,020
Diluted	25,364,751	24,626,090	25,346,622	24,522,412

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Six Months Ended
	September 30,
	2011	2010
Cash flows provided by operating activities:
Net income	$8,643	$6,769
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,985	4,225
Share-based compensation expense	2,587	2,004
Gain on sale of plant and equipment	(2)	(51)
Foreign currency losses, net	263	633
Net changes in operating assets and liabilities:
Accounts receivable, net	(11,560)	(7,696)
Prepaid expenses and other current assets	4	(1,355)
Other long-term assets	(1,765)	211
Accounts payable	(2,018)	(477)
Accrued employee compensation and benefits	(1,132)	1,580
Accrued expenses - other	1,883	424
Income taxes payable	1,282	(460)
Other long-term liabilities	(950)	(1,245)
Net cash provided by operating activities	1,220	4,562
Cash flows used for investing activities:
Business acquisition	(25,055)	—
Proceeds from sale of property and equipment	110	—
Purchase of short-term investments	(1,847)	(11,171)
Proceeds from sale or maturity of short-term investments	27,874	18,841
Purchase of long-term investments	(1,380)	(16,362)
Proceeds from sale or maturity of long-term investments	9,956	7,908
Purchase of property and equipment	(7,764)	(5,681)
Increase in restricted cash	(2,777)	(284)
Net cash used for investing activities	(883)	(6,749)
Cash flows used for financing activities:
Proceeds from exercise of common stock options	1,495	802
Payment of contingent consideration related to acquisition	(1,620)	—
Principal payments on capital lease obligation	(932)	(1,116)
Net cash used for financing activities	(1,057)	(314)
Effect of exchange rate changes on cash and cash equivalents	(797)	615
Net decrease in cash and cash equivalents	(1,517)	(1,886)
Cash and cash equivalents, beginning of period	50,218	43,851
Cash and cash equivalents, end of period	$48,701	$41,965

Supplemental Non-GAAP Financial Information as of September, 2011 and 2010

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$48,701	$41,965

Short-term investments	22,858	35,626
Long-term investments	3,210	17,415
Total short-term and long-term investments, end of period	26,068	53,041

Total cash and cash equivalents, short-term investments and long-term investments	$74,769	$95,006

Media Contact:

Stacey Mann

Greenough Communications

617-275-6523

smann@greenoughcom.com

Investor Contact:

Staci Strauss Mortenson

ICR

203-682-8273

staci.mortenson@icrinc.com